Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Files PCT Patent Application for Treating Neurodegenerative Disease Using a Rare Cannabinoid

●	Patent covers novel effects for neurodegenerative diseases
●	Expands InMed’s patent portfolio with incremental rare cannabinoid

Vancouver, BC – November 3, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing, development and commercialization of rare cannabinoids, today announced that it has filed an international patent application demonstrating neuroprotection and enhanced neuronal function using a rare cannabinoid for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others.

This Patent Cooperation Treaty (PCT) application, entitled “Compositions and Methods for Treating Neuronal Disorders with Cannabinoids”, specifies a rare cannabinoid that may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection in a population of affected neurons. Furthermore, the PCT application also demonstrates the subject cannabinoid compound can also be used to promote neurite outgrowth, signifying the potential to enhance neuronal function. The rare cannabinoid included in the PCT application is new to InMed’s portfolio.

“We are very encouraged by this initial data demonstrating potential for the use of a rare cannabinoid to improve neuronal function and provide neuroprotection for treating neurodegenerative disorders including Alzheimer’s disease, Parkinson’s disease and Huntington’s disease,” stated Dr. Eric Hsu, Senior Vice President Pre-Clinical Research & Development at InMed. “This PCT patent application advances our strategy directed towards researching and developing rare cannabinoids as potential pharmaceutical therapeutics for diseases with high unmet medical needs. Expanding our patent portfolio to include, in addition to cannabinol (CBN), an incremental rare cannabinoid for the potential treatment of major neurodegeneration indications demonstrates our continued commitment to our pharmaceutical programs and the potential of rare cannabinoids in medicine.”

This development further enhances InMed patent portfolio which currently includes twelve patent families focused on rare cannabinoids, seven of which address manufacturing technologies and five focusing on products/formulations. With the acquisition of BayMedica, the Company has expanded its patent portfolio to cover additional biosynthetic pathways as well as semi-synthetic production of both natural rare cannabinoids and cannabinoid analogs. BayMedica is continuing to develop a growing library of patentable, new cannabinoid analogs targeting diverse clinical applications.

The PCT is an international patent law treaty, which provides a unified procedure for filing patent applications to protect inventions in each of its member states. There are 153 member countries within the PCT, enabling near-global patent coverage through successful patent prosecution in the U.S., Japan, Europe, Canada, Australia, New Zealand, China, Brazil, Russia, India, as well as many others.

Learn more about InMed’s Pharmaceutical Programs: https://www.inmedpharma.com/pharmaceutical/cannabinoids-in-development/

Learn more about InMed’s Cannabinoid Manufacturing Capabilities: https://www.inmedpharma.com/manufacturing/cannabinoid-manufacturing-capabilities/

About InMed: InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids. Together with our subsidiary, BayMedica, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: researching and developing rare cannabinoids as potential pharmaceutical therapeutics for diseases with high unmet medical needs; that an identified rare cannabinoid may inhibit or slow the progression of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others; that an identified rare cannabinoid may promote neurite outgrowth and improve neuronal function; and continuing to develop a growing library of patentable, new cannabinoid analogs targeting diverse clinical applications.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: continued economic, regulatory and market stability; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all. A more complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.